                                                                   EXHIBIT 10.13


                               US DATAWORKS, INC.

                      NOTE AND WARRANT CONVERSION AGREEMENT
                      -------------------------------------


         THIS NOTE AND WARRANT CONVERSION AGREEMENT (this "AGREEMENT"), dated June ___, 2003, is entered into by and among US DATAWORKS, INC., a Nevada corporation (the "COMPANY"), and each Investor identified at SCHEDULE 1 hereto (each an "INVESTOR," and collectively, the "INVESTORS").

         WHEREAS, in March 2001, the Investors, for the payment of $1,775,000 in cash, purchased six convertible promissory notes ( the "NOTES") paying 10% interest on the outstanding principal balance, payable in full in one year. The Notes are secured by security interest in all of the assets of the Company as provided in that certain Security Agreement executed by the Company in favor of the Investors dated December 18, 2001 (the "Security Agreement"). The Investors also were issued warrants (the "ORIGINAL WARRANTS") entitling the holders to acquire an additional 1,775,000 shares of the Company's common stock ("COMMON STOCK") at the exercise price of $1.00 per share.

         WHEREAS, pursuant to a letter agreement dated March 25, 2002, the Company and the Investors agreed to: (1) convert one-half of the principal balance of the Notes into Common Stock; (2) extended the remaining one-half ($887,500) of the principal balance of the Notes for another one year term; (3) issue the Investors additional warrants (the "ADDITIONAL WARRANTS") entitling the holders to acquire an additional 177,500 shares of the Company's Common Stock at the exercise price of $0.50 per share; and, (4) adjust the exercise price of the Original Warrants to $0.50.

         WHEREAS, pursuant to a certain Note Extension and Warrant Agreement, dated May 5, 2003 (the "NOTE AND WARRANT AGREEMENT"), the Company and the Investors agreed, in lieu of the Company paying the outstanding principal balance of the Notes that had become due, to: (i) extend the terms of the Notes until September 30, 2003, with ten percent (10%) to be paid quarterly on the outstanding principal balance due on June 1, 2003 and September 1, 2003; (ii) have the Company issue the Investors new warrants ("NEW WARRANTS") entitling the holders to acquire up to 2,840,000 shares of the Company's Common Stock at the exercise price of twelve cents ($0.12) per share; and (iii) have the Investors surrender the Original Warrants and the Additional Warrants to be cancelled by the Company.

         WHEREAS, the Company and the Investors now agree, and as an inducement to cause the Investors to convert their all of the remaining principal balance of their Notes and to exercise their New Warrants in full, to adjust the conversion price of the Notes and the exercise price of the New Warrants as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the following meanings:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "KNOWLEDGE OF THE COMPANY" means the Company's actual knowledge after due and diligent inquiry of its officers, directors and other employees and its Subsidiaries reasonably believed to have knowledge of such matters.

         "LIEN" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset.

         "MATERIAL ADVERSE EFFECT" means any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (i) any occurrences relating to the economy of the United States in general and (ii) changes in trading prices for the Company's securities or for securities in general.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SEC DOCUMENTS" means the Company's periodic reports filed with the Securities and Exchange Commission (the "SEC").

         "SUBSIDIARY" ( or plural, "SUBSIDIARIES") means a Person, whether incorporated or unincorporated, of which (i) more than fifty percent (50%) of the securities or other ownership interests, or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

         2. CONVERSION OF THE NOTES AND NET ISSUE EXERCISE OF THE NEW WARRANTS.

         2.1 CONVERSION OF THE NOTES.

                  (a) Pursuant to the Note and Warrant Agreement, the Company entered into with each Investor a certain Note Extension Agreement, of even date therewith (the "NOTE EXTENSION AGREEMENT"), for the principal amount as shown for that Investor in SCHEDULE 1. A copy of the Note Extension Agreement is attached as EXHIBIT A. Section 3 of the Note Extension Agreement is hereby deleted in its entirety and replaced with the following:

     Upon execution of the Note and Warrant Conversion Agreement dated June 25, 2003, Noteholder shall convert 80.3717953897242% of the Note into such number of shares of Common Stock as is determined by dividing 80.3717953897242% of the principal amount of the Note, plus any and all accrued and unpaid interest due on the Note through such date, by the Conversion Price. The "CONVERSION PRICE" shall be seven cents ($0.07). On September 30, 2003, Noteholder may convert into shares of Common Stock the remaining principal amount of the Note, together with any and all accrued and unpaid interest due thereon through such date, in accordance with the same formula. All other terms and conditions of the Note shall remain unchanged.

                  (b) The Investors shall surrender the Notes to the Company for cancellation. The Company agrees that the corresponding number shares of Common Stock as set forth in SCHEDULE 1, representing the outstanding principal balance of the extended Notes and the unpaid interest accrued as of the Closing Date (as hereinafter defined), shall be deemed to be issued to the Investor as the record holder of such shares as of the close of business on the Closing Date. A stock certificate for the such number of shares as set forth in SCHEDULE 1 shall be delivered to each Investor as promptly as practicable and, upon each Investor's receipt of such certificate, all outstanding Notes shall be void. No adjustments shall be made to the number of shares issuable on the conversion of the Notes for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Investors shall be deemed to be the record holder of such shares.

                  (c) No quarterly interest payment for June 1, 2003 pursuant to the Note Extension Agreement shall be due as such amount is added to the outstanding principal balance of the extended Notes.

                  (d) The lien upon all of the assets of the Company as provided in the Security Agreement shall be immediately terminated.

         2.2 NET ISSUE EXERCISE OF THE NEW WARRANTS.

                  (a) The Company shall grant replacement warrants ("REPLACEMENT WARRANTS"), equal to the number of New Warrants and in accordance with a certain Replacement Warrant agreement ("WARRANT AGREEMENT"), substantially in the form attached hereto as EXHIBIT B, to each Investor entitling him to exercise such Replacement Warrants as shown for that Investor in SCHEDULE 1. The exercise price for the Replacement Warrants shall be seven cents ($0.07) per share of Common Stock.

                  (b) Each Investor shall surrender his Original Warrants, Additional Warrants and New Warrants to the Company for cancellation and, upon execution of this Agreement, any such outstanding Original Warrants, Additional Warrants and New Warrants shall hereinafter be void.

                  (c) Upon Execution of this Agreement each Investor shall exercise all of his Replacement Warrants and receive, without the payment by the Investor of any additional consideration, such number of fully paid and nonassessable shares of Common Stock as computed using the following formula:

         X = Y (A-B)
             -------
                A
                  where

         X  =     the number of Shares to be issued to the holder pursuant to this Section 2.2.

         Y  =     the number of Shares listed in SCHEDULE 1.

         A  =     the closing stock price of one share of Common Stock as
                  reported by the American Stock Exchange national market the trading day immediately prior to the Closing Date.

         B  =     seven cents ($0.07).

The Company agrees that such shares of Common Stock shall be deemed to be issued to the Investor as the record holder of such shares as of the close of business on the Closing Date. A stock certificate for the shares of Common Stock shall be delivered to each Investor within ten (10) days following the Closing Date. No adjustments shall be made to the number of shares issuable upon exercise of the Warrants ("WARRANT SHARES") for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Investor shall be deemed to be the record holder of such Warrant Shares.

         2.3 RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants. The Company covenants that all Shares which may be issued upon exercise of Warrants will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

         2.4 CLOSING. The consummation of this transaction (the "CLOSING") shall take place at the offices of the Company, 5301 Hollister Road, Suite 250, Houston, TX 77040, on June ___, 2003, or at such other time and place as the Company and the Investors mutually agree in writing. The date on which the Closing takes place is referred to as the "CLOSING DATE." At the Closing, the Company shall deliver to each Investor a duly executed Replacement Warrant Agreement with each to be registered in the name of the Investor or, if so indicated on the Replacement Warrant Certificate Questionnaire, attached hereto as EXHIBIT C, in the name of a nominee designated by the Investor.

         3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

         The Company hereby represents and warrants to, and agrees with, each Investor that, except as otherwise disclosed in the SEC Documents, all of which qualify the following representations and warranties in their entirety:

         3.1 ORGANIZATION AND QUALIFICATION. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

         3.2 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance and delivery of the Notes and Replacement Warrants has been taken or will be taken on or prior to the Closing. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally,
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

         3.3 VALID ISSUANCE. The Notes, the Replacement Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Replacement Warrants have been duly authorized and, when issued, sold and delivered to the Investors after payment therefore in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and, assuming the accuracy of the representations and warranties of the Investors set forth at
Section 4.6 of this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of all Liens or other encumbrances other than as set forth in the legends contained in Section 4.8 of this Agreement.

         3.4 SEC DOCUMENTS AND FINANCIAL STATEMENTS. The financial statements included in the SEC Documents are hereafter collectively referred to as the "FINANCIAL STATEMENTS." The balance sheet contained in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2002 shall be referred herein as the "COMPANY BALANCE SHEET" and the date of such balance sheet shall be referred to herein as the "COMPANY BALANCE SHEET DATE." The balance sheets included in the Financial Statements (including any related notes and schedules) presents fairly the financial position of the Company as of its date, and the other financial statements included in the Financial Statements (including any related notes and schedules) present fairly the results of operations or other information included therein of the Company for the periods or as of the dates therein set forth (subject, in the case of interim financial statements, to normal year-end adjustments), and each of the Financial Statements was prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein and except that interim financial statements may not contain all footnotes required by generally accepted accounting principles).

         3.5 NO MATERIAL ADVERSE CHANGE. Since the Company Balance Sheet Date, except as set forth in the Company's SEC Documents (a) there has been no material adverse change in the business, properties, results of operations or financial condition of the Company, whether or not arising in the ordinary course of business, and (b) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         3.6 ACCESS TO INFORMATION. Prior to the Closing, the Company will provide to the Investor, its officers, employees and professional representatives such information as such persons from time to time may reasonably request with respect to the Company and prior to the Closing shall permit the Investor, its officers, employees and professional representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records of the Company as the Investor from time to time may reasonably request.

         3.7 PRIVATE OFFERING3.8 . Neither the Company nor any authorized Person acting on its behalf has, in connection with the offer, sale, exchange or issuance of the Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering, sale, exchange or issuance of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing Date make, directly or indirectly, any offer or sale of the Securities, or of securities of the same or similar class as the Securities if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in
Section 2(3) of the Securities Act.

         4. EACH INVESTOR, SEVERALLY AND NOT JOINTLY, HEREBY REPRESENTS AND WARRANTS TO THE COMPANY THAT:

         4.1 AUTHORIZATION. The Investor has all requisite power and authority to enter into the transactions contemplated by this Agreement and that this Agreement constitutes a valid and legally binding obligation of the Investor except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

         4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities and Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant to be purchased by the Investor will be acquired for investment for the Investor's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor is not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Securities or Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant purchased by it.

         4.3 RELIANCE UPON INVESTOR'S REPRESENTATIONS. The Investor understands that the issuance and sale of the Securities and Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D and/or Section 4(2) thereof, and that the Company's reliance on such exemption is based on each Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, any Investor has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Investor has no such present intention.

         4.4 RECEIPT OF INFORMATION. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Securities and Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon. No person other that the Company has been authorized to give any information or to give any representation not contained in this Agreement in connection with the Offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

         4.5 INVESTMENT EXPERIENCE. The Investor is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         4.6 ACCREDITED INVESTOR. The Investor is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         4.7 RESTRICTED SECURITIES. The Investor understands that the Securities or Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant or an available exemption from registration under the Securities Act, the Securities or Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant must be held indefinitely. In particular, the Investor is aware that the Securities or Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

         5. RESTRICTED TRANSFERABILITY.

         5.1 LEGENDS. Each certificate or other document evidencing the Securities or Common Stock issuable upon conversion of the Note or exercise of the Replacement Warrant shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

                  (a) The following legend under the Act:

         "THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE."

                  (b) Such other legends as may be required under state securities laws.

         5.2 PIGGYBACK REGISTRATION RIGHTS. Notwithstanding Section 4.3 or anything contained in this Agreement, the Company hereby agrees that each Investor shall have "piggyback" registration rights entitling such Investor to include any and all of the shares issued to such Investor upon conversion of the Notes or exercise of the Replacement Warrants in any future registration of any shares of the Company. The Company shall give each Investor at least ten (10) days' prior written notice for any proposed registration of the Company's shares in order for such Investor to determine whether any or all of the shares issued to Investor upon conversion of the Notes or exercise of the Replacement Warrants shall be included therein. The Company's obligations pursuant to this Section
5.2 shall terminate as to any Investor on the earlier to occur of: (a) the second anniversary of the date of issuance of the Common Stock upon conversion of the Notes or exercise of the Replacement Warrants and (b) such time when all Common Stock held by the Investor may be sold pursuant to Rule 144 under the Securities Act during any three (3) month period.

         5.3 INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which such Investor (or such person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) a material breach of any term of this Agreement, the Notes and the Warrants, or (ii) the material breach of any representation, warranty or covenant of this Agreement, the Notes and the Warrants. The Company will reimburse such Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by any Investor to comply with its representations, warranties, covenants and agreements contained in this Agreement.

                  (b) The Investor agrees to indemnify and hold the Company harmless from and against any losses, claims, damages or liabilities to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon a material breach of any representation, warranty or covenant of this Agreement, the Notes and the Warrants. The Investor will reimburse the Company for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Investor shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by the Company to comply with its representations, warranties, covenants and agreements contained in this Agreement.

         6. MISCELLANEOUS.

         6.1 REASONABLE EFFORTS; OTHER ACTIONS. Subject to the terms and conditions herein provided and applicable law, the Company and Investor shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         6.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June ____, 2003. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

         6.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Investor shall assign this Agreement or any rights hereunder or delegate any duties hereunder without the prior written consent of the other except as otherwise provided herein.

         6.4 NOTICES. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by Facsimile (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to the Company:

         US Dataworks, Inc.
         5301 Hollister Road
         Suite 250
         Houston, Texas  77040
         Attention:  Charles Ramey, President
         Facsimile:    (713) 934-8192
         Telephone:    (713) 934-3854

         with a copy to:

         Pillsbury Winthrop LLP
         2550 Hanover Street
         Palo Alto, California 94304
         Attention:  John J. Figone, Esq.
         Facsimile:        (650) 233-4545
         Telephone:        (650) 233-4613

         If to the Investor:

         See the address provided by the Investor on its counter-part signature page.

         with a copy to:

         Arnold & Porter
         1900 Avenue of the Stars, 17th Floor
         Los Angeles, California  90067
         Attention: Daniel M. Grigsby, Esq.
         Facsimile:        (310) 552-1191
         Telephone:        (310) 788-8206

         6.5 SURVIVAL. All representations and warranties contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such representation or warranty, and shall survive the Closing to the extent of applicable statutes of limitations.

         6.6 AMENDMENTS AND WAIVERS. This Agreement may be amended or modified only by a written instrument signed by the Company and the Investors hereunder. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         6.8 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

         6.9 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles); provided, however, that neither this Agreement nor any provision hereof shall be construed for or against any party on the basis that such party drafted this Agreement or any provision hereof.

         6.10 COUNTERPARTS. This Agreement may be executed by facsimile copies and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.11 ATTORNEYS' FEES. Within ten (10) days following the Closing, Company shall reimburse or pay any and all reasonable attorneys' fees and costs incurred by Investors in connection with the negotiation and documentation of the transactions covered or contemplated by this Agreement.

         6.12 LIMITATION ON NOTE CONVERSION. The Company shall not issue Common Stock upon conversion of the Note if such issuance, when added to the number of shares of Common Stock issued by the Company upon exercise of Replacement Warrants, would equal or exceed twenty percent (20%) of the total number of Common Stock issued and outstanding on the date of such conversion without first obtaining the approval of its voting shareholders to such issuance in accordance with the rules of the American Stock Exchange or any other market rules with which the Company shall be required to comply at the time of such conversion.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     COMPANY

                                                     US DATAWORKS, INC.



                                                     By ________________________

                                                     Name ______________________

                                                     Title _____________________



                                                     INVESTORS
                                                     ---------
                                                 [Investor signatures follow on
                                                  attached counterparts]

                                SIGNATURE PAGE TO

                       NOTE AND WARRANT PURCHASE AGREEMENT

                            DATED AS OF JUNE ___ 2003

                                  BY AND AMONG

                               US DATAWORKS, INC.

                         AND EACH INVESTOR NAMED THEREIN

         The undersigned hereby executes and delivers this Note and Warrant Conversion Agreement (the "AGREEMENT") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.



Common Stock issued upon Conversion of
extended Note:                           _______________________________________

Number of Replacement Warrants:          _______________________________________


Signature:                               _______________________________________


Print name:                              _______________________________________

Date:                                    _______________________________________


                                                   SCHEDULE 1
                                                   ----------

                                             SCHEDULE OF INVESTORS


                                  PRINCIPAL
                    INITIAL       BALANCE OF      91 DAYS'
                 INVESTMENT IN     EXTENDED       ACCRUED        ORIGINAL     ADDITIONAL                   REPLACEMENT
   INVESTOR       THE COMPANY        NOTE         INTEREST       WARRANTS      WARRANTS     NEW WARRANTS     WARRANTS
   --------       -----------        ----         --------       --------      --------     ------------     --------
Brad Friedel        $375,000       $187,500      $4,687.50       375,000        37,500         600,000       600,000

John Barnes         $400,000       $200,000      $5,000.00       400,000        40,000         640,000       640,000

Darren Ridge        $500,000       $250,000      $6,250.00       500,000        50,000         800,000       800,000

Barry Venison       $500,000       $250,000      $6,250.00       500,000        50,000         800,000       800,000

TOTALS             $1,775,000      $887,500      $22,187.50     1,775,000       177,500       2,840,000     2,840,000


                                                                     (continued)

                                                              COMMON STOCK
                                                              ISSUED UPON
                           COMMON STOCK        19.63%        CONVERSION OF
                           ISSUED UPON       REMAINING           19.63%
                             80.37 %         BALANCE OF        REMAINING
                          CONVERSION OF    EXTENDED NOTE       BALANCE OF
   INVESTOR               EXTENDED NOTE    DUE 9/30/2003     EXTENDED NOTE
   --------               -------------    -------------     -------------
Brad Friedel                2,206,637         $36,803           538,899

John Barnes                 2,353,745         $39,256           574,826

Darren Ridge                2,942,182         $49,071           718,532

Barry Venison               2,942,182         $49,071           718,532

TOTALS                      10,444,745        $174,200         2,550,790

                                    EXHIBIT A
                                    ---------

                            NOTE EXTENSION AGREEMENT

                                    EXHIBIT B
                                    ---------

                      FORM OF REPLACEMENT WARRANT AGREEMENT

                                    EXHIBIT C
                                    ---------

                               US DATAWORKS, INC.

                        REPLACEMENT WARRANT QUESTIONNAIRE



         Pursuant to Section 2.4 of this Agreement, please provide us with the following information:

1.       The exact name that your
         Replacement Warrant is to be
         registered in (this is the name
         that will appear on your stock
         certificate(s)). You may use a
         nominee if appropriate:             ___________________________________


2.       The relationship between the
         Investor and the registered holder
         listed in response to item 1 above: ___________________________________


3.       The mailing address of the
         registered holder listed in
         response to item 1 above:           ___________________________________


4.       The Social Security Number of Tax
         Identification Number of the
         registered holder listed in the
         response to item 1 above:           ___________________________________